Exhibit 3.21

[SEAL]

STATE OF COLORADO

DEPARTMENT OF

STATE

CERTIFICATE

I, SCOTT GESSLER, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO OF

LTS, INCORPORATED

(COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated: March 17, 2014

/s/ Scott Gessler

SECRETARY OF STATE

Please include a typed self-addressed envelope MUST BE TYPED FILING FEE: $50.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only 951134372 C $50.00 SECRETARY OF STATE 11-01-95 14:07

ARTICLES OF INCORPORATION

Name LTS, Incorporated

Principal Street Address 7223 Sourdough Drive, Morrison, CO 80465

Cumulative voting shares of stock is authorized.    Yes  ☒    No  ☐

If duration is less than perpetual enter number of years

Preemptive rights are granted to shareholders.    Yes  ☒    No  ☐

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class Common Authorized Shares 1,000,000 Par Value $0.01

Stock Class                        Authorized Shares                        Par Value

The name of the initial registered agent and the address of the registered office is: (Corporations use last name space)

Last Name Jensen First & Middle Name David Kenneth

Street Address 7223 Sourdough Drive, Morrison, CO 80465

Signature of Registered Agent /s/ David K. Jensen

These articles are to have a delayed effective date of:                                     .

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

NAME David K. Jensen	ADDRESS 7223 Sourdough Drive, Morrison, CO 80465
A. Shane Nowak	3401 S. Ammons St. #19-3, Lakewood, CO 80227

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature	/s/ David K. Jensen	Signature	/s/ [ILLEGIBLE]